Exhibit 107.1

Calculation of Filing Fee Tables

S-1

Energy Vault Holdings, Inc.

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share (2)	457(a) (8)	19,500,005	$9.29	$181,155,047	0.0000927	$16,974
	Equity	Common Stock, par value $0.0001 per share (3)	457(a) (8)	58,085,225	$9.29	$539,611,740	0.0000927	$50,023
	Equity	Common Stock, par value $0.0001 per share (4)	457(a) (8)	3,974,520	$9.29	$36,923,291	0.0000927	$3,423
	Equity	Common Stock, par value $0.0001 per share (5)	457(a) (9)	9,583,333	$11.50	$110,208,330	0.0000927	$10,217
	Equity	Common Stock, par value $0.0001 per share (6)	457(a) (9)	5,166,666	$11.50	$59,416,659	0.0000927	$5,508
	Equity	Warrants to purchase Common Stock (7)	Other (10)	5,166,666	—	—	0.0000927	—
	Total Offering Amounts					$927,315,067		$85,965
	Total Fees Previously Paid							—
	Total Fee Offsets							$85,965
	Net Fee Due							$85,965

1.

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional shares of Registrant’s common stock that become is issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

2.

Consists of an aggregate of 19,500,005 outstanding shares of the Registrant’s common stock, par value $0.0001 per share (the “common stock”), beneficially owned by a number of subscribers purchased from the Company, for a purchase price of $10.00 per share, pursuant to separate subscription agreements. These shares are being registered for resale on this Registration Statement.

3.

Consists of an aggregate of 58,483,899 shares of the Registrant’s common stock beneficially owned by affiliates of the Registrant and former equity holders of Energy Vault, Inc. All of these shares were previously registered pursuant to the registration statement on Form S-4/A (File No. 333-260308) filed on January 12, 2022 to report the business combination between the Registrant and Energy Vault, Inc. These shares are subsequently being registered for resale on this Registration Statement.

4.	Consists of 3,974,520 shares of the Registrant’s common stock held by the Founders (as defined in this registration statement) or that were transferred to their affiliates.

5.

Consists of 9,583,333 shares of the Registrant’s common stock issuable upon exercise of warrants that were issued to stockholders in connection with the initial public offering of the Registrant. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These shares are being registered for issuance on this Registration Statement.

6.

Consists of 5,166,666 shares of the Registrant’s common stock issuable upon exercise of certain private placement warrants that were issued to the Founders in connection with the initial public offering of the Registrant. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These shares are being registered for issuance on this Registration Statement.

7.

The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock quoted on the New York Stock Exchange on February 9, 2022.

8.

Consists of warrants to purchase 5,166,666 shares of the Registrant’s common stock issuable upon exercise of certain private placement warrants issued to the Founders or that were transferred to affiliates of the Founders. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These warrants are being registered for resale on this Registration Statement.

9.

The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act based on the exercise price of the warrants.

10.	Pursuant to Rule 457(i), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants and no separate fee payable for the warrants.